T. Rowe Price Exchange-Traded Funds, Inc. 485BPOS

Exhibit 99.(d)(10)

AMENDMENT TO

INVESTMENT SUB-ADVISORY AGREEMENT

Between

T. ROWE PRICE ASSOCIATES, INC.

And

T. ROWE PRICE SINGAPORE PRIVATE LTD.

This Amendment (the “Amendment”) to the Investment Sub-Advisory Agreement (the “Agreement”) is made as of April 30, 2026, by and between T. Rowe Price Associates, Inc. (the “Adviser”), a corporation organized and existing under the laws of the State of Maryland, United States of America, and T. Rowe Price Singapore Private Ltd. (the “Subadviser” or “TRP Singapore”), a subsidiary of the Adviser and a Singapore limited company organized and existing under the laws of Singapore with its principal office at 501 Orchard Road, #10-02 Wheelock Place, Singapore 238880, with respect to each corporation, on behalf of itself or its series (each, a “Fund” and collectively, the “Funds”) set forth on Schedule 1 to the Agreement as of the date indicated thereof, as it may be amended from time to time.

W I T N E S S E T H:

WHEREAS, the parties hereto entered into the Agreement dated as of May 1, 2022;

WHEREAS, the parties hereto desire to remove the T. Rowe Price Asia Opportunities Fund and the T. Rowe Price Global Allocation Fund from the Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	Schedule 1 to the Agreement is hereby replaced with Schedule 1 attached hereto.

2.	All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, as of the date and year first above written.

WITNESS:	T. ROWE PRICE ASSOCIATES, INC.

/s/Kathryn L. Reilly		/s/Brian R. Poole

By:
Kathryn L. Reilly		Brian R. Poole
Assistant Secretary		Vice President

WITNESS:	T. ROWE PRICE SINGAPORE PRIVATE LTD.

/s/Cheryl L. Emory		/s/Fatima Khellafi

By:
Cheryl L. Emory		Fatima Khellafi
Assistant Secretary		Vice President

SCHEDULE 1

As of April 30, 2026

Fund Name	Corporation Name	Date of Advisory Agreement	Effective Date of Sub-Advisory Agreement
T. Rowe Price Emerging Markets Equity Research ETF	T. Rowe Price Exchange-Traded Funds, Inc.	July 29, 2025	July 29, 2025
T. Rowe Price International Equity Research ETF	T. Rowe Price Exchange-Traded Funds, Inc.	February 6, 2025	February 6, 2025